Exhibit 12.2

CERTIFICATIONS

I, Raviv Adler, certify that:

1.	I have reviewed this annual report on Form 20-F of NeoGames S.A., as amended by Amendment No.1 on Form 20-F/A;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: January 17, 2022	By:	/s/ Raviv Adler
Raviv Adler
Chief Financial Officer (Principal Financial Officer)